SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2001 (May 16, 2001)

ORTHALLIANCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22975

(State or Other Jurisdiction of Incorporation)	(Commission File Number)

21535 HAWTHORNE BOULEVARD, SUITE 200
TORRANCE, CALIFORNIA 90503

(Address of Principal Executive Offices)

(310) 792-1300
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed from Last Report)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
EXHIBIT 2.1
Press Release jointly issued on May 17, 2001

ITEM 5. OTHER EVENTS

      OrthAlliance, Inc., Orthodontic Centers of America, Inc. (“OCA”), and OCA Acquisition Corporation, a wholly-owned subsidiary of OCA (“OCA Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of May 16, 2001 (the “Merger Agreement”), pursuant to which OCS Merger Sub is to merge with OrthAlliance (the “Merger”), with OrthAlliance becoming a wholly-owned subsidiary of OCA and stockholders of OrthAlliance being issued shares of OCA common stock, upon the terms and subject to the conditions set forth in the Merger Agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1. In addition, a copy of OCA’s and OrthAlliance’s May 17, 2001 joint press release announcing the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 16, 2001, by and among Orthodontic Centers of America, Inc., OCA Acquisition Corporation and OrthAlliance, Inc.

99.1	Press Release jointly issued on May 17, 2001 by Orthodontic Centers of America, Inc. and OrthAlliance, Inc.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHALLIANCE, INC.,

By:	/s/ W. DENNIS SUMMERS
W. Dennis Summers President, Chief Executive Officer and Chairman of the Board

Date: May 22, 2001

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 16, 2001, by and among Orthodontic Centers of America, Inc., OCA Acquisition Corporation and OrthAlliance, Inc.

99.1	Press Release jointly issued on May 17, 2001 by Orthodontic Centers of America, Inc. and OrthAlliance, Inc.